           As filed with the Securities and Exchange Commission on June 27, 2002

                                                       REGISTRATION NO. 33-31662
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                         WEATHERFORD INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)


                        BERMUDA                                  98-0371344
    (State or other jurisdiction of incorporation or          (I.R.S. Employer
                     organization)                           Identification No.)

         C/O CORPORATE MANAGERS (BARBADOS) LTD.
               FIRST FLOOR, TRIDENT HOUSE
                   LOWER BROAD STREET
                 BRIDGETOWN, BARBADOS                          (246) 427-3174
        (Address of Principal Executive Offices)               (Phone Number)

                ENERGY VENTURES, INC. EMPLOYEES STOCK OPTION PLAN
                            (Full title of the plan)

                                 BURT M. MARTIN
                         WEATHERFORD INTERNATIONAL, INC.
                        515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027
                     (Name and address of agent for service)

                                 (713) 693-4000
          (Telephone number, including area code, of agent for service)

                                   ----------

================================================================================

                                EXPLANATORY NOTE

                This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration Statement No. 33-31662 (this "Registration Statement"), is being filed pursuant to Rule 414 of the Securities Act of 1933, as amended (the "Securities Act"), by Weatherford International Ltd., a Bermuda company ("Weatherford Bermuda"), which is the successor issuer by merger to Weatherford International, Inc., a Delaware corporation ("Weatherford Delaware"), following a corporate reorganization (the "Reorganization") that became effective on June 26, 2002. The Reorganization was effected through the merger of Weatherford Merger, Inc., a Delaware corporation, with and into Weatherford Delaware with the result that Weatherford Delaware became an indirect, wholly-owned subsidiary of Weatherford Bermuda. Common shares, par value $1.00 per share, of Weatherford Bermuda ("Weatherford Bermuda Common Shares") will henceforth be issuable under the Energy Ventures, Inc. Employees Stock Option Plan (the "Plan") in lieu of shares of common stock of Weatherford Delaware, but Weatherford Delaware will continue to sponsor the Plan. Weatherford Bermuda expressly adopts this Registration Statement as its own registration statement for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                The following documents filed by Weatherford Delaware (including Weatherford Bermuda as successor issuer) with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this registration statement:

         1. Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

         2.       Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2002;

         3.       Current Report on Form 8-K filed February 1, 2002;

         4.       Current Report on Form 8-K filed March 4, 2002;

         5.       Current Report on Form 8-K filed April 5, 2002;

         6.       Current Report on Form 8-K filed April 24, 2002;

         7.       Current Report on Form 8-K filed June 27, 2002; and

         8. The description of Weatherford Bermuda's Common Shares in the registration statement on Form S-4 filed with the SEC on April 5, 2002, as amended by Amendment No. 1 filed with the SEC on May 22, 2002, including any subsequent amendment filed for the purpose of updating such description.

         Each document filed by Weatherford Bermuda pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such document. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

                Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                Weatherford International Ltd. is a Bermuda exempted company.
Section 98 of the Companies Act of 1981 of Bermuda, as amended (the "Companies Act"), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect to any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. In addition, Weatherford International Ltd. expects to enter into indemnification agreements with its directors and certain executive officers.

                Weatherford International Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its officers and directors to the maximum extent permitted under the Companies Act. Section 30 of Weatherford International Ltd.'s Bye-laws provides that:

     (1) The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 30 and 31, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

     (2) Subject to the Act and these Bye-laws, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to this Bye-law 30 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to this Bye-law 30. The Company shall accept any such undertaking of any such person without regard to the financial condition of such person. Notwithstanding the foregoing, this paragraph (2) will not require the Company to advance expenses with respect to any matter initiated by or on behalf of any such person against the Company or any of its subsidiaries, whether as an initial action or by counter or similar claim, without the prior approval of the Board. The provisions of this paragraph (2) shall inure to the benefit of the heirs, executors and administrators of any person entitled to the benefits hereof. No amendment to this paragraph (2), directly or by amendment to any other provision of these Bye-laws, shall have any retroactive effect with respect to any matter arising from or based on any act or omission to act by any person which occurs prior to the effectiveness of that amendment.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER           DESCRIPTION
-------          -----------
  +3.1 Memorandum of Association of the Registrant (incorporated herein by reference to Annex II to the proxy statement/prospectus included in the Registration Statement on Form S-4) (No. 333-85644)).

  +3.2 Bye-laws of the Registrant (incorporated herein by reference to Annex III to the proxy statement/prospectus included in the Registration Statement on Form S-4 (No. 333-85644)).

  +4.1 Specimen of Common Share Certificate of the Registrant (incorporated herein by reference to Exhibit 4 of Weatherford Bermuda's Registration Statement on Form 8-A filed May 24, 2002).

  5.1    Opinion of Conyers Dill & Pearman.

  23.1   Consent of Ernst & Young LLP.

  23.2   Consent of Conyers Dill & Pearman (included in the opinion filed as
         Exhibit 5.1).

  24.1   Power of attorney.

-----------

+  Incorporated by reference as indicated.


ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 27, 2002.

                               WEATHERFORD INTERNATIONAL LTD.


                               By:                        *
                                    -------------------------------------------
                                              Bernard J. Duroc-Danner
                                         President, Chief Executive Officer,
                                         Chairman of the Board and Director
                                           (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 27, 2002.



              SIGNATURE                                         TITLE
              ---------                                         -----

                   *                             President, Chief Executive Officer,
-------------------------------------            Chairman of the Board and Director
        Bernard J. Duroc-Danner                     (Principal Executive Officer)

                   *                            Vice President - Finance & Accounting
-------------------------------------        (Principal Financial and Accounting Officer)
           Lisa W. Rodriguez

                   *                                           Director
-------------------------------------
           David J. Butters

                   *                                           Director
-------------------------------------
           Philip Burguieres

                   *                                           Director
-------------------------------------
           Sheldon B. Lubar

                   *                                           Director
-------------------------------------
          William E. Macaulay

                   *                                           Director
-------------------------------------
           Robert B. Millard

                   *                                           Director
-------------------------------------
         Robert K. Moses, Jr.

                   *                                           Director
-------------------------------------
            Robert A. Rayne

*By:     /s/ BURT M. MARTIN
    --------------------------------
             Burt M. Martin
            Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------


  +3.1         Memorandum of Association of the Registrant (incorporated herein by reference to Annex II to the proxy statement/prospectus included in the Registration Statement on Form S-4) (No. 333-85644)).

  +3.2 Bye-laws of the Registrant (incorporated herein by reference to Annex III to the proxy statement/prospectus included in the Registration Statement on Form S-4 (No. 333-85644)).

  +4.1         Specimen of Common Share Certificate of the Registrant
               (incorporated herein by reference to Exhibit 4 of Weatherford
               Bermuda's Registration Statement on Form 8-A filed May 24, 2002).

   5.1         Opinion of Conyers Dill & Pearman.

  23.1         Consent of Ernst & Young LLP.

  23.2 Consent of Conyers Dill & Pearman (included in the opinion filed as Exhibit 5.1).

  24.1         Power of attorney.

-----------

+  Incorporated by reference as indicated.